SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2019

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Rockefeller Plaza, 20th Floor, Suite 83 New York, NY	10111
(Address of principal executive offices)	(Zip Code)

(212) 332-1677

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Blake N. Schroeder

Effective April 2, 2019, Blake N. Schroeder resigned as a member of the Company’s Board of Directors.  Mr. Schroeder’s resignation was not because of any disagreements with the Company on matters relating to its operations, policies and practices.

Appointment of Mauricio Javier Gatto-Bellora

On April 3, 2019, pursuant to the Company’s Amended and Restated Bylaws, the holder of the Company’s Series C Preferred Stock appointed Mauricio Javier Gatto-Bellora to fill the director seat vacated by the resignation of Mr. Schroeder.

Also on April 3, 2019, the Company’s Board of Directors appointed Mauricio Javier Gatto-Bellora as a member of the Company’s Audit, Compensation and Nominating and Governance Committees.

Mr. Gatto-Bellora, 57, has over 30 years in the pharmaceutical, biochemistry and cosmetics industries throughout the world.  Mr. Gatto-Bellora’s business background includes Allergan (Mexico, Latin America, Brazil, Argentina) , Natura (USA,Argentina, Brazil, Chile, Peru, Bolivia, France), Jugos Del Sur S.A., Mary Kay Inc,  DaumDeuman, LLC, MonaVie and Hair Ventures, LLC.  Since 2015 to the present, Mr. Gatto-Bellora has been the founder and President of Hair Ventures, LLC based in New York City.  While working with Natura from 2002-2011, Mr. Gatto-Bellora served as CEO-International, CEO-Brazil & Latin America, President-Latin America and General Manager-Argentina being responsible for more than US$ 5 Billion in sales. From 2011 to the present, Mr. Gatto-Bellora served as the founder and CEO of Daumdeuman, LLC, a company specializing in the strategy and implementation of startup and turnaround  companies with an emphasis on international scenarios.  From 2013-2015, Mr. Gatto-Bellora was the President, CEO and Chairman of the Board of MonaVie a MLM company selling nutritional products in 46 countries.  Mr. Gatto-Bellora holds a doctor’s degree in Pharmaceutical Sciences & Biochemistry from the University of Buenos Aires, and Postgrad degree in International business from INSEAD. Mr Gatto Bellora was published in multiple countries including the Journal of Micro-encapsulation and Journal of antimicrobial agents and chemotherapy.

There are no arrangements or understandings between Mr. Gatto-Bellora and any other person pursuant to which Mr. Gatto-Bellora was appointed as a director of the Company. Mr. Gatto-Bellora is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. There are no familial relationships between Mr. Gatto-Bellora and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

Item 7.01   Regulation FD Disclosure

On April 4, 2019, the Company announced the appointment of Mauricio Javier Gatto-Bellora a new member of the Company’s Board of Directors and as a member of the Company’s Audit, Compensation and Nominating and Governance Committees.  A copy of the press release issued by the Company announcing Mr. Gatto-Bellora’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated January 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: April 4, 2019	By:	/s/ John W. Huemoeller II
John W. Huemoeller II
Chief Executive Officer